UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp. (the “Company”), previously announced that it had entered into a Membership Interest Purchase and Sale Agreement with Outrigger Delaware Midstream, LLC (the “Outrigger Delaware Purchase Agreement”), a Membership Interest Purchase and Sale Agreement with Outrigger Energy, LLC (the “Outrigger Energy Purchase Agreement”) and a Membership Interest Purchase and Sale Agreement with Outrigger Midland Midstream, LLC (the “Outrigger Midland Purchase Agreement” and together with the Outrigger Delaware Purchase Agreement and Outrigger Energy Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company agreed to acquire 100% of the membership interests of Outrigger Delaware Operating, LLC (“Outrigger Delaware Operating”), Outrigger Southern Delaware Operating, LLC (“Outrigger Southern Delaware Operating” and together with Outrigger Delaware Operating, “Outrigger Delaware”) and Outrigger Midland Operating, LLC (“Outrigger Midland” and together with Outrigger Delaware, “Outrigger” and such transaction, the “Permian Acquisition”). Outrigger Delaware’s gas gathering and processing and crude gathering systems are located in Loving, Winkler and Ward counties. Outrigger Midland’s gas gathering and processing and crude gathering systems are located in Howard, Martin and Borden counties.

On March 1, 2017 and in accordance with the Purchase Agreements, the Company completed the Permian Acquisition. At the closing, the Company paid approximately $484 million (including certain closing date adjustments) in cash and will pay $90 million within 90 days of closing (collectively, the “initial purchase price”). Subject to certain performance-linked measures and other conditions, additional cash of up to $935 million may be received by the owners of Outrigger Delaware and Outrigger Midland in earn-out payments in 2018 and 2019. The Company used cash on hand, cash funded through borrowings under the Partnership’s senior secured revolving credit facility and proceeds from the Company’s issuance of common stock in January 2017 to fund the initial purchase price for the Permian Acquisition.

The purchase price was determined based on arm’s length negotiations. Prior to the Permian Acquisition, there were no material relationships between the equityholders of Outrigger prior to the closing, on the one hand, and the Company or any of its affiliates, directors, officers or any associate of such directors or officers, on the other hand.

The description of the Purchase Agreements set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreements, which are filed herewith as Exhibit 2.1, Exhibit 2.2, and Exhibit 2.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC (incorporated by reference to Exhibit 2.1 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

2.2*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC (incorporated by reference to Exhibit 2.2 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

2.3*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC (incorporated by reference to Exhibit 2.3 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: March 3, 2017	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC (incorporated by reference to Exhibit 2.1 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

2.2*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC (incorporated by reference to Exhibit 2.2 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

2.3*	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC (incorporated by reference to Exhibit 2.3 to Targa Resources Corp.’s Current Report on Form 8-K filed January 23, 2017 (File No. 001-34991)).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.